UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28401	77-0449487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2004, Maxygen, Inc. entered into a lease with Metropolitan Life Insurance Company to lease approximately 25,814 square feet of office space at 301 Galveston Drive, Redwood City, CA. The lease is scheduled to commence on February 25, 2005 and has a term of two years from the date of actual commencement. Base rent is payable at a monthly rate of $1.00 per square foot of leased space during the first year (excluding the first month) and at a monthly rate of $1.03 per square foot of leased space for the second year. The lease also requires Maxygen to pay its proportionate share of operating expenses for the building and corporate park in which the leased space is located. There is one option to extend the lease for one year at a monthly rate of $1.06 per square foot of leased space. A complete copy of the lease will be filed as an exhibit to Maxygen’s Form 10-K for the year ending December 31, 2004.

On December 15, 2004, Maxygen amended its existing lease with Metropolitan Life Insurance Company with regard to space located in several buildings in Redwood City, CA. The initial lease was entered into on October 21, 1998 and subsequently amended by Amendment No. 1 on February 26, 1999, Amendment No. 2 on October 24, 2000 and Amendment No. 3 on October 22, 2003. Amendment No. 4, the latest amendment, extends the term of the lease from February 25, 2005 to February 24, 2007 and reduces the premises covered by the lease as of February 25, 2005 to approximately 31,166 square feet of laboratory and office space at 515 Galveston Drive, Redwood City, CA. Commencing February 25, 2005 the base rent is payable at the monthly rate of $1.85 per square foot of leased space for the first 12 months and the monthly rate of $1.90 per square foot for the following 12 months. There is one option to further extend the lease for one year at a monthly rent of $1.96 per square foot of leased space. A complete copy of the amendment will be filed as an exhibit to Maxygen’s Form 10-K for the year ending December 31, 2004.

Maxygen, Inc. and Metropolitan Life Insurance Company are also parties to a lease dated April 21, 2000 with regard to approximately 7,912 square feet of office space located at 200 Saginaw Drive, Redwood City, CA. This lease is scheduled to expire on April 21, 2005.

Metropolitan Life Insurance Company and Codexis, Inc., a majority-owned subsidiary of Maxygen, Inc., are parties to an October 2003 lease with regard to approximately 28,785 square feet of laboratory, process development and office space located in Redwood City, CA. This lease is scheduled to expire on January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: December 15, 2004	By:	/s/ Michael Rabson
Michael Rabson
Senior Vice President